Pan Global Corp. Enters into Definitive Agreement to

Acquire 100% of 5.7MW Small-Hydro Plant in India

Carson City, NV--(Marketwired–October 29, 2013 8:30 AM EST) – Pan Global, Corp. (OTCQB: PGLO) (the “Company”) is pleased to announce today that through its wholly-owned subsidiary, Pan Asia Infratech, Corp. (“Pan Asia Infratech”), it has entered into a definitive stock purchase agreement (“Agreement”) to acquire 100% of the outstanding shares and convertible debt (if not previously converted) of Regency Yamuna Energy Limited (“RYEL”), a privately held Indian corporation which is commissioning a 5.7 MW small-hydro project in northern India (the “Project”). The Project is estimated to be 95% complete and commercial operation is expected to commence during the fourth quarter of 2013.

Pan AsiaInfratech entered into the Agreement with RYEL, Mr. Arun Sharma, a Director and majority stockholder of RYEL (“Mr. Sharma”),and the remaining stockholders of RYEL (the “Sellers”) on October 28, 2013, which includes, among others, the following terms:

●	The parties have agreed upon the Project’s valuation of Rs. 671,100,000 (approximately $11,001,639 USD);
●	The agreed upon total purchase price in the Agreement is Rs. 387,500,000 (approximately $6,352,459 USD);
●	The long terms loans provided by the State Bank of Patiala (“SBOP”) to the RYEL totaling Rs. 283,600,000 (approximately $4,649,180 USD)will remain in place at closing and Mr. Sharma has agreed to maintain his current personal guarantees with SBOP until the Company can arrange alternative security to SBOP;
●	RYEL will be acquired over several tranches through a series of closings. In each closing, the Company will receive portions of the equity of RYEL until it has reached 100% ownership; and
●	The first set of tranches totaling approximately Rs. 20,000,000 (approximately $327,869 USD)will purchase new equity in RYEL. These first closings will allow RYEL to complete the remaining construction on the Project thereby enabling it to become commercially operational or “Connected to the Grid,” and begin producing revenue.

The Company’s management stated, “We are excited to have reached another step in developing our business. Execution of this definitive agreement stems from our commitment to establish ourselves in the green economy. We believe our capital structure, combined with current and potentially new investors and our professional team, provides us with the tools to complete this acquisition and share the benefits with our stockholders for years to come.”

Additional details of the Agreement are available in the Company’s Form 8-K filed with the SEC today and available free of charge on the SEC’s website, www.sec.gov.

The USD amounts contained in this press release are based on the average exchange rate of 61 Rupees for every U.S. dollar for the recent period prior to October 28, 2013 and used by the Company for the sole purpose of providing approximate U.S. equivalent in this press release.

The Agreement contains pre-closing conditions, customary representations and warranties, post-closing covenants and mutual indemnification obligations for, among other things, inaccuracy or breach of any representation or warranty and any breach or non-fulfillment of any covenant.

About Pan Global, Corp.

Pan Global, Corp., through its wholly-owned subsidiary, Pan Asia Infratech, Corp., is focused on environmentally sustainable energy, infrastructure and technologies. Our aim is to invest in green energy technology and infrastructure to build an inclusive green economy around the world.

For additional information, please visit the Company’s website, www.panglobalcorp.com, the contents of which are not incorporated into this Press Release.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to, or representing management’s beliefs about, our future transactions, strategies, operations, events and financial results. Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.panglobalcorp.com under “Investor Info”. You are urged to carefully consider all such factors. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

Contact:

Investor Relations
Phone: 877-999-7978
Email: PGLO@panglobalcorp.com